                                                 EXHIBIT 10.58

                                          RETIREMENT AND TRANSITION AGREEMENT

                                                                                                  Exhibit 10.58

February 19, 2003

Simon Y. Tan
138 Balfour Drive
West Hartford, Connecticut  06117

                        Re:    Retirement and Transition Agreement

Dear Mr. Tan:

            We are proposing the following retirement and transition arrangements in recognition of your over twenty years of service to The Phoenix Companies, Inc. (the "Holding Company"), the Phoenix Life Insurance
Company (the "Insurance Company") and their affiliates (together, the "Group").  The proposal provides for your continued service to the Holding Company, the Insurance Company and the Group through January 1, 2004 and sets forth the arrangements relating to your transition.

            On your agreement, this letter becomes your RETIREMENT AND TRANSITION AGREEMENT with the Holding
Company and the Insurance Company.

1. Prior Arrangements

            This Agreement supersedes your Employment Letter Agreement with the Insurance Company, dated December
20, 2000 (your "Prior Employment Agreement"), your Change of Control Agreement with the Insurance Company, dated
November 6, 2000 (your "Prior Change of Control Agreement") and any other severance or similar rights you may have with the Group.  Your Prior Employment Agreement and Prior Change of Control Agreement are terminated, and no party will have any further liability under those agreements.  Your Supplemental Retirement Plan, dated
December 18, 2001 is not affected by this Retirement and Transition Agreement, except as provided in Sections
5[b] and 6(b).

2. Your Service Through January 1, 2004

            (a) Position and Authority. Through January 1, 2004, you will continue to serve as Executive
Vice President of the Holding Company and be employed as Executive Vice President of the Insurance Company. You
shall devote all your efforts to the pursuit and development of new life insurance and annuity product opportunities. Your authority will be limited to that expressly granted to you by this agreement or in writing by Dona D. Young, or her designate. You agree not to represent your authority to those inside or outside the
Group beyond the scope of

                                                                                                  Exhibit 10.58

that expressly granted to you by this agreement or in writing by Mrs. Young or her designate.  The Group agrees to represent your authority to others only in a manner consistent with that expressed in any written authority provided to you.

            (b) Performance. During your service and employment as Executive Vice President, you will devote your entire business time, attention and efforts to your responsibilities and will use good faith efforts to discharge your responsibilities to the best of your ability. Your services will be performed in the
Hartford, Connecticut metropolitan area at places designated by the Group (except for travel required in connection with the performance of your responsibility). The Group, may, in its sole discretion, elect to provide you with office space at one of the Group's facilities in the Hartford metropolitan area.

            (c) Resignation as Executive Vice President. Effective at 11:59 p.m., January 1, 2004, you
will resign from your position as Executive Vice President of both the Holding Company and the Insurance
Company as well as from all other positions as an officer of the Group. You understand that your resignation will be irrevocable and that no other action is required for it to become effective. You agree, however, to sign the additional letters of resignation in the form attached in Annex 1.

3. Your Retirement Date

            Your "Retirement Date" will be January 1, 2004.

4. Your Compensation and Benefits

            (a) Salary. During your employment and until your Retirement Date, you will receive an annual base salary at the rate currently in effect (your "Salary"). The time at which you salary will be paid will be in accordance with the normal practices of the Group for senior executives.

            (b) Management Incentive Plan. You will be entitled to receive your 2002 Management
Incentive Plan ("MIP") for the cycle ended in 2002. You will not be entitled to participate in the MIP for
2003, notwithstanding any provision in the MIP to the contrary.

            (c) Long-Term Incentive Plan. You will be entitled to receive a long-term incentive award for the cycle ended in 2002. You will not be entitled to participate in any other long-term plan cycles or awards for any period before or after 2002 notwithstanding any provision in any other plan to the contrary.

            (d) Employee Benefit Plans. During your employment and until your Retirement Date, you will be entitled to continue to participate in each of the Group's employee benefit, retirement, and welfare plans in accordance with the normal practices of the Group for senior executives. You will be permitted to elect a lump sum option under the Supplemental Executive Retirement Plan, as in effect on August 21, 2002.

            (e) Other Perquisites. During your employment and until your Retirement Date, you will receive only those perquisites, including office space, secretarial support and other business services, as the Group, in its sole discretion, elects to provide you. Your perquisites will not include a car or a driver.

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            (f) Elections. You shall have until October 30, 2003 to specify any special payment elections under the Group's pension or welfare arrangements.

5. Obligations of You and the Group After Retirement Date

            (a) Other Group Obligations to You After Transition. You will also receive the following:

                  (1) Any (A) unpaid Salary through your Retirement Date, (B) accrued expense reimbursements and other cash entitlements through the end of your employment, (C) other cash compensation accrued by you through the end of your employment and (D) unpaid deferred compensation at such times and in accordance with the terms of your deferred compensation agreements.

                  (2) Timely payment of any amounts and provision of any benefits that are required, or to which you are entitled, under any pension or retirement plan, contract or arrangement of the Group.

                  (3) Timely payment of any amounts and provision of any benefits that are required, or to which you are entitled under any welfare plan, contract or arrangement of the Group, including retiree medical, dental, vision and life insurance.

                  (4) Exercisability of your stock options and other equity awards to which you are entitled under equity-based compensation plans, in accordance with their terms, and accelerated vesting of such awards in accordance with the terms of such plans in the event of your termination of employment other than by the Group for Cause by treating such termination as being an "Approved
            Retirement" as that term is defined in the Holding Company's Stock Incentive Plan (your "Equity
            Compensation").

            (b) Release and Letters of Resignation Required. The Holding Company and the Insurance
Company will not be required to provide you the benefits of the Supplemental Retirement Plan unless the Holding
Company (for itself and the other members of the Group) receives (1) an effective release from you of all liability or obligation or potential liability or obligation other than the payments and benefits contemplated by this Agreement, which shall be substantially in the form of Annex 2, and (2) any letters of resignation in the form attached as Annex 1.

6. Effect of Early Termination

            (a) Definitions.

                  "Cause" shall mean any one of the following events:

                        (1) your conviction in a court of law of a felony or of any crime involving the misuse or misappropriation of money or other property of another;

                        (2) any willful misconduct or illegal conduct by you that has a material adverse effect on the Group; or

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                        (3) any action by you which is a material violation of any material provision of the
                  Group's Code of Conduct or conflict of interest policy, as in effect on the date hereof, which has not been remedied by you, to the extent remediable, within 5 days of notice of such violation, that has a material adverse effect on the Group.

                  "Disability" shall mean such physical or mental condition as shall have rendered you unable
             (with reasonable accommodation by the Group), for a period of more than one hundred eighty (180)
             days, to perform the essential functions of your job and as leads the Board, in its sole discretion, to determine to remove you from your position and to appoint your successor in order to provide, in the judgment of the Board, for the proper conduct of the Group's business.  Notwithstanding the foregoing, no termination shall be treated as on account of Disability unless you are eligible at the time of such termination to receive benefits under the Group's Short Term Disability Plan or Long
             Term Disability Plan in accordance with the terms of those plans.

                  "Good Reason" shall mean (1) the failure of the Group to provide to you the compensation and benefits required under Section 4, other than an inadvertent failure that is remedied, to the extent remediable, within 10 business days of notice of such failure or (2) any material breach of this
             Agreement by the Group if such breach has not been remedied within 10 business days of notice of such breach.

            (b) Termination by the Group for Cause or Termination by You Other Than for Good Reason. If the
Holding Company or the Insurance Company terminates your employment for Cause or you terminate your employment other than for Good Reason, in each case before your Retirement Date, the obligations of the Holding Company and the Insurance Company under Sections 2, 4, 5 and the Supplemental Retirement Plan will cease and the resignation referred to in Section 2(c) will be effective as of your date of termination (in which case, the
Retirement Date will be the date of such termination). You will be entitled to receive your Accrued
Compensation through the date of your termination and your Retirement Benefits, your Welfare Benefits, and your
Equity Compensation, in each case in accordance with the normal practices of the Group for senior executives and the applicable plan, if any, and as set forth herein.

            (c) Termination by the Group other than for Cause, by You for Good Reason or Termination for Death
or Disability. If the Holding Company or the Insurance Company terminates your employment other than for Cause, if you terminate your employment for Good Reason, or your employment terminates as a result of your death or
Disability, the obligations of the Holding Company and the Insurance Company to make the payments and provide the benefits set forth in Sections 4, 5 and the Supplemental Retirement Plan will continue unaffected and payments will be made (and benefits provided) under those Sections (including, without limitation, for the purposes of calculating your Management Incentive Plan benefits for the year 2002 and Long-Term Plan for the cycle ending in 2002, your Retirement Benefits, your Welfare Benefits and equity-based compensation) as if your employment had continued through your Retirement Date in accordance with the normal practices of the Group for senior executives and applicable plan, if any, and as set forth herein.

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                                                                                                  Exhibit 10.58

            (d) Notice of Termination. Any purported termination of your employment by the Holding Company or the Insurance Company, shall be communicated by written Notice of Termination to the other party here to in accordance with 10(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the determination of the payment required to be made under this
Agreement.

7. Your Continuing Obligations to the Group

            (a) General Effect. This Section 7 applies during your employment and, as stated below, for some time after your employment ends. After your Retirement Date, you will have no further obligations to the Group except as provided in this Section 7 or as may exist under any employee benefit plan, contract or arrangement of the Group in which you participate (including any retirement or pension plan in which you participate). This
Section uses the following defined terms:

                  "Competitive Enterprise" means any business enterprise that either (1) engages in the underwriting and distribution of life insurance and annuities, the management of stocks and bonds related to mutual funds, retail managed accounts or the retail and institutional asset management businesses within the United States and competes with the Group or (2) holds a 25% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

                  "Client" means any client of the Group to whom you provided services, or for whom you transacted business in connection with the underwriting and distribution of life insurance and annuities businesses within the United States.

                  "Proprietary Information" means confidential or proprietary information, knowledge or data concerning (1) the Group's businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how and
            (2) any matter relating to Clients of the Group. Proprietary Information includes (a) investment techniques and trading strategies used in, and the performance records of, Client accounts or other investment products and (b) information and materials concerning the personal affairs of employees of the Group. In addition, Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. However, Proprietary Information does not include (w)
            information that was or becomes generally available to you on a non-confidential basis, if the source of this information was not reasonably known to you to be bound by a duty of confidentiality, (x) information that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly, (y) information that you can establish was independently developed by you without reference to any Proprietary Information, or (z) the names, addresses, and phone numbers of Clients and prospective clients of the Group.

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                                                                                                  Exhibit 10.58

                  "Solicit" means any direct or indirect communication of any kind that invites, advises, encourages or requests any person to take or refrain from taking any action.

            (b) Your Importance to the Group and the Effect of this Section 7. You acknowledge that:

                  (1) In return for the benefits you will receive from the Group and to induce the Group to enter into this Agreement, and in light of the potential harm you could cause the Group, you agree to the provisions of this Section 7.

                  (2) This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise and your relationships with Clients. You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

            (c) Non-Competition. Until the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will not:

                  (1)   hold a 5% or greater equity, voting or profit participation interest in a Competitive
            Enterprise; or

                  (2)   become a director, officer, employee, partner, consultant, agent or advisor of a
            Competitive Enterprise and in connection with your association engage, or manage or supervise personnel engaged, in any activity:

                        (A)   that is directly related to any activity that you were engaged in, or

                        (B)   that is directly related to any activity for which you had direct or indirect managerial or supervisory responsibility;

            in each case, for the Group at any time during the five years before your Retirement Date (or, if earlier, the year before the date of determination).

            (d) Non-Solicitation of Clients. Following the termination of your employment (other than by the
Group for Cause or by you without Good Reason), you will not attempt to:

                  (1)   For a period of six (6) months, solicit any Client to transact business with a
            Competitive Enterprise (that is directly related to any activity that you were engaged in, or that is directly related to any activity for which you had direct or indirect managerial or supervisory responsibility) or to reduce or refrain from doing any business with the Group, or

                  (2)   For a period of three (3) years, willfully damage any relationship between the Group and a Client by intentionally disparaging the Group's products, reputation or business practices; in each case, unless you have obtained a waiver from the Holding Company and the Insurance Company.

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                                                                                                  Exhibit 10.58

            (e) Non-Solicitation of Group Employees. Until the third anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will not attempt to Solicit anyone who is then an employee of the Group (or who was an employee of the Group within the three years prior to your termination of employment) to resign from the Group or to apply for or accept employment with any
Competitive Enterprise, unless you have obtained a waiver from the Holding Company and the Insurance Company.

            (f) Cooperation. Until the 3-month anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will take all actions the Group may reasonably request to maintain for the Group the business, goodwill and business relationships with any Clients. In addition, at all times after the date of this Agreement (1) you will make yourself reasonably available and cooperate with reasonable requests from the Group for information concerning any business or legal matters involving facts or events relating to the Group that may be within your knowledge and (2) you will cooperate with reasonable requests by the Group in connection with any litigation, regulatory proceeding or investigation that may be brought by or against any member of the Group. The Holding Company will pay or reimburse any reasonable expenses you incur as a result of complying with this Section 7[f] and pay a per diem fee as agreed upon between you and the Holding Company at the time the services are rendered.

            (g) No Public Statements or Disparagement. You will not make any public statements regarding your employment or the termination of your employment (for whatever reason), or this Agreement, that are not agreed to by the Holding Company. You will not make any public statement or instigate or participate in the making of any public statement that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) any member of the Group or any of their respective past or present officers, directors, employees or agents. The Group will ensure that no member of the Group and no senior managers or directors of either the Holding Company, the Insurance Company or any member of the Group will, make any public statements regarding your employment, the termination of your employment (for whatever reason), or this
Agreement, that are not agreed to by you, and will not make any public statement or instigate or participate in the making of any public statement that would libel, slander or disparage you or members of your family
(whether or not the disparagement legally constitutes libel or slander). You will use your best efforts to insure that members of your immediate family also comply with this Section 7[g]. However, nothing in this
Section 7[g] is intended to interfere with any official investigation by a governmental or regulatory authority, and any cooperation you or any senior manager or director of either the Holding Company, the
Insurance Company or any member of the Group are requested to provide to governmental or regulatory authorities will not violate this Section 7[g].

            (h) Proprietary Information. You agree that:

                  (1)   The Proprietary Information is the exclusive property of the Group, and you will use and disclose Proprietary Information only for the Group's benefit and in accordance with any restrictions placed on its use or disclosure by the Group.  In addition, nothing in this Agreement will operate to weaken or waive any rights the Group may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

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                                                                                                  Exhibit 10.58

                  (2)   The existence of, and any information concerning, a dispute between you and the Group will be Proprietary Information.  However, you may disclose information concerning the dispute to the arbitrator or court that is considering the dispute and to your legal counsel (so long as your counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

                  (3)   As soon as reasonably practicable after your Retirement Date (or if your employment is terminated before the Retirement Date, promptly after termination of your employment), you agree to return to the Group or destroy all Proprietary Information, including all notes, mailing lists, rolodexes and computer files that contain any Proprietary Information.  You agree to do anything reasonably requested by the Group in furtherance of perfecting the Group's possession of, and title to, any Proprietary Information that was at any time in your possession.

                  (4)   Nothing in this Section 7[h] is intended to interfere with any official investigation by a governmental or regulatory authority, and any Proprietary Information you are requested to provide to governmental or regulatory authorities will not violate this Section 7[h].

8. Successors.

            (a) Payments on Your Death. Any amounts that become payable under this Agreement after you die will be paid to your estate.

            (b) Assignment by You. You may not assign this Agreement without the Holding Company and Insurance
Company's consent. Also, except as required by law, your right to receive payments or benefits under this
Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 8[b], whether voluntary or involuntary, will be void.

            (c) Assumption by any Successor Company. The Holding Company and the Insurance Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or Insurance Company to unconditionally assume this Agreement in writing and will provide a copy of the assumption to you. On such assumption, the successor company will be treated for all purposes as the Holding Company or the Insurance Company (as the case may be) under this Agreement.

9. Disputes.

            (a) Employment Matter. This Section 9 applies to any controversy or claim between you and any member of the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or the termination of that employment (together, an "Employment Matter").

            (b) Mandatory Arbitration. Subject to the provisions of this Section 9, any Employment Matter will be finally settled by arbitration in Hartford County, Connecticut administered by the American Arbitration
Association under its Commercial Arbitration Rules then in effect. However, the rules will be

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                                                                                                  Exhibit 10.58

modified to provide that each arbitrator will agree to treat as confidential the evidence and other information presented to the same extent as the information is required to be kept confidential under Section 7[h].

            (c) Injunctions and Enforcement of Arbitration Awards. You or the Group may bring an action or special proceeding in any state or federal court located in Hartford County, Connecticut to compel arbitration or to enforce any arbitration award under Section 9[b]. Also, the Group may bring such an action or proceeding, in addition to its rights under Section 9[b] and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Section 7. You agree that (1) your violating any part of Section 7 would cause damage to the Group that cannot be measured or repaired, (2) the
Group therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of that Section, (3) no bond will need to be posted for the Group to receive such an injunction, order or other relief and (4) no proof will be required that monetary damages for violations of that Section would be difficult to calculate and that remedies at law would be inadequate.

            (d) Jurisdiction and Choice of Forum. You and the Group irrevocably submit to the exclusive jurisdiction of any state or federal court located in Hartford County, Connecticut over any non-arbitral matter relating to an Employment Matter, including any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the Group (1) acknowledge that the forum stated in this Section 9[d] has a reasonable relation to this Agreement and to the relationship between you and the Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (2) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 9[d] in the forum stated in this Section, (3) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 9[d] and (4) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Group. However, nothing in this Agreement precludes you or the Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Sections 10[b] and this
10[d].

            (e) Waiver of Jury Trial. To the extent permitted by law, you and the Group waive any and all rights to a jury trial with respect to any matter.

            (f) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of Connecticut applicable to contracts made and to be performed entirely within that state.

            (g) Costs. To the extent permitted by law, the Holding Company will pay or reimburse any reasonable expenses, including reasonable attorney's fees, you incur as a result of any Employment Matter. However, you agree to repay any expenses paid or reimbursed by the Holding Company if it is determined pursuant to Section
9[b] that you brought or contested the Employment Matter in bad faith.

10. General Provisions.

            (a) Construction.

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                                                                                                  Exhibit 10.58

                  (1) References to [A] Sections are to sections of this Agreement unless otherwise stated and [B] any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time,

                  (2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this
            Agreement.

                  (3) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words "include", "includes" and "including" will be deemed to be followed by the words
            "without limitation."

                  (4)   It is your and the Group's intention that this Agreement not be construed more strictly with regard to you or the Group.

            (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.

            (c) Allocation. The obligations of the Holding Company and the Insurance Company under this
Agreement are several (and not joint). The Holding Company and the Insurance Company will allocate their respective obligations under this Agreement in accordance with their customary practices, and the allocation will be final and binding on you.

            (d) Entire Agreement. This Agreement is the entire agreement between you, on the one hand, and the
Holding Company and Insurance Company, on the other hand, with respect to the relationship contemplated by this
Agreement and supersedes any earlier agreement, written or oral, with respect to the subject matter of this
Agreement. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.

            (e) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 7 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

            (f) No Set-off or Mitigation. Your and the Holding Company's and the Insurance Company's respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).

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                                                                                                  Exhibit 10.58

            (g) Notices. All notices, requests, demands, waivers and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 10[g]):

                 If to you, to the address on the first page of this Agreement.

                 with a copy to:

                        Austin J. McGuigan, Esq.
                        Rome McGuigan Sabanosh, P.C.
                        One State Street
                        Hartford, Connecticut 06103
                        Facsimile: (860) 724-3921

            If to the Holding Company or any other member of the Group, to:

                        The Phoenix Companies, Inc.
                        1 American Row
                        Hartford, Connecticut  06102
                        Attention:  General Counsel

            (h) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the Group acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this
Agreement to be legally binding.

            (i) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you, the Holding Company and the Insurance Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

            (j) Third Party Beneficiaries. Subject to Section 8, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you, the Holding Company and the Insurance Company and your and the Holding
Company's and the Insurance Company's permitted successors and assigns, although (1) this Agreement will inure to the benefit of the Group and (2) Section 8[a] will inure to the benefit of the most recent persons named in a notice under that Section.

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                                                                                                  Exhibit 10.58

            If this Agreement properly sets forth our understanding, please sign both copies of this Agreement, keep one copy for your records and return one to me.

Very truly yours,

/s/ Tracy L. Rich
Tracy L. Rich

Accepted By:

              /s/ Simon Y. Tan
                Simon Y. Tan

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                                                                                                  Exhibit 10.58

Retirement and Transition Agreement

Annex 1           Letters of Resignation

Annex 2           General Release